Exhibit 6.75.2

# COUNTER OFFER #___2___

**This is a Counter Offer from** ☐ **Seller to Buyer OR** ☒ **Buyer to Seller**

**Seller Name:** Maride Jaita Henderson **Seller Name:** Matthew Aaron Henderson

**Buyer Name:** Arrived Fund Manager, LLC and/or Assigns **Buyer Name:** __________

**The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of** 02/24/2026 **for the purchase of real property commonly known as:**

1237 Stamp Lodge Road, Kingsport, TN 37660

Address, City, State, Zip

**With the following exceptions:**

Purchase Price to be $305,000.
Deed page to be page 64.
Resolution period to be 3 days.
Seller does not have a survey and will not be required to provide one to the buyer.
Seller shall pay 3% of the purchase price of the property to the selling broker (broker assisting buyer) at closing.
Closing date to be April 15, 2026.
The following items listed on the addendum will not remain: curtains, TV wall mounts, washer & dryer, and Arlo security cameras.

**ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.**

**This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.**

*Until notice of acceptance is delivered* the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

**Time Limit of Offer:** This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by __5__ o'clock ☐ am/ ☒ pm, local time, on the __27th__ day of __February__, __2026__.

Jeff Talbert on Behalf of Arrived Fund Manager, LLC and/or Assigns Feb 26 2026 10:44 EST

**Seller/Buyer** ***(Party making counter offer) DATE*** **Seller/Buyer** ***(Party making counter offer) DATE***

The undersigned has received and
- ☑ **ACCEPTED** this offer
- ☐ **REJECTED** this offer
- ☐ **COUNTERED** this offer with Counter Offer #______

At ____ o'clock ☐ am/ ☐ pm; this ____ day of ____

Matthew Aaron Henderson (dotloop verified 02/26/26 3:20 PM EST R9SW-AO4U-P1UJ-VLUW) Maride Jaita Henderson (dotloop verified 02/26/26 3:19 PM EST TZI5-F7GO-WJRW-TJOH)

**Seller/Buyer** ***(Responding Party)*** **Seller/Buyer** ***(Responding Party)***

**Acknowledgement of Receipt:** Jeff Talbert on Behalf of Arrived Fund Manager, LLC and/or Assigns hereby acknowledges receipt of the final accepted offer on Feb 26 2026 21:48 EST o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement. Jeff Talbert on Behalf of Arrived Fund Manager, LLC and/or Assigns

*NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.*